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                                                                   Exhibit 23.02


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement on Form S-4 of our report dated August 5, 1999, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the use of our report dated February 6, 1999 (July 8, 1999 as to the discontinued operations described in Note 3) relating to the consolidated financial statements of Clark Refining & Marketing, Inc. and Subsidiaries.

We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.




St. Louis, Missouri
December 15, 1999